Exhibit 10.24

STOCKHOLDERS AGREEMENT

BY AND AMONG

SURGICAL CARE AFFILIATES, INC.

AND

THE STOCKHOLDERS PARTY HERETO

DATED AS OF            , 2013

i

This STOCKHOLDERS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, the “Agreement”), dated as of             , 2013, is made by and among:

i. Surgical Care Affiliates, Inc., a Delaware corporation (the “Company”);

ii. TPG Partners V, L.P., TPG FOF V-A, L.P. and TPG FOF V-B, L.P. (together with their Affiliates, “TPG” or the “TPG Investors”); and

iii. such other Persons who from time to time become party hereto by executing a counterpart signature page hereof and are designated by the Board (as defined below) as “Other Stockholders” (the “Other Stockholders” and, together with the TPG Investors, the “Stockholders”).

RECITALS

WHEREAS, on August 22, 2007, the TPG Investors and certain other co-investors entered into the Second Amended and Restated Limited Liability Company Operating Agreement of ASC Acquisition LLC, which contained certain enumerated governance rights;

WHEREAS, on            , 2013, the Company priced an initial public offering (the “IPO”) of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to an Underwriting Agreement dated            , 2013 (the “Underwriting Agreement”);

WHEREAS, on the date hereof, the Company, which was previously named ASC Acquisition LLC, shall have converted from a limited liability company organized under the laws of the State of Delaware to a corporation organized under the laws of the State of Delaware, pursuant to the Delaware Limited Liability Company Act, Section 18-216, and the General Corporation Law of the State of Delaware, Section 265; and

WHEREAS, the parties hereto desire to provide for certain governance rights and other matters, and to set forth the respective rights and obligations of the Stockholders following the IPO.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, (a) any Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person or (b) in the event that the specified Person is a natural Person, a Member of the Immediate Family of such Person; provided that the Company, and each of its subsidiaries shall not be deemed to be Affiliates of the TPG Investors. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Affiliated Person” has the meaning set forth in Section 4.4(a).

“Agreement” has the meaning set forth in the Preamble.

“Acquired Knowledge” has the meaning set forth in Section 4.2(a).

“beneficially own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York, New York.

“Chief Executive Officer” means the chief executive officer of the Company then in office.

“Closing” means the closing of the IPO.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company Bylaws” means the by-laws of the Company in effect on the date hereof, as may be amended from time to time.

“Company Charter” means the certificate of incorporation of the Company in effect on the date hereof, as may be amended from time to time.

“Company Shares” means (i) all shares of Common Stock outstanding at the time of determination, (ii) all shares of Common Stock issuable upon exercise, conversion or exchange of any option, warrant or convertible security and (iii) all shares of Common Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (i) or (ii) above by way of unit or stock dividend or unit or stock split, or in connection with a combination of units or shares, recapitalization, merger, consolidation or other reorganization.

“Corporate Opportunity” means (i) an investment or business opportunity or activity, including without limitation those that might be considered the same as or similar to the Company’s business or the business of any Affiliate or any direct or indirect subsidiary of the Company, including those deemed to be competing with the Company or any Affiliate or any direct or indirect subsidiary of the Company, or (ii) a prospective economic or competitive advantage in which the Company or any Affiliate or any direct or indirect subsidiary of the Company could have an interest or expectancy. In addition to and notwithstanding the foregoing, a Corporate Opportunity shall not be deemed to be a potential opportunity for the Company or any Affiliates or any direct or indirect subsidiary if it is a business opportunity that (i) the Company, Affiliate or direct or indirect subsidiary, as applicable, is not financially able or contractually permitted or legally able to undertake, (ii) from its nature, is not in the line of the Company’s, Affiliate’s or direct or indirect subsidiary’s, as applicable, business or is of no practical advantage to it or (iii) is one in which the Company, Affiliate or direct or indirect subsidiary, as applicable, has no interest or reasonable expectancy.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“First Anniversary of the IPO” has the meaning set forth in Section 3.1(b).

“Fund Indemnitors” has the meaning set forth in Section 3.1(m).

“Indemnification Agreement” has the meaning set forth in Section 3.1(m).

“Indemnitee” has the meaning set forth in Section 3.1(m).

“IPO” has the meaning set forth in the Recitals.

“Majority in Interest” means, with respect to the Stockholders or any subset thereof, Stockholders who beneficially own a majority of Company Shares held by the Stockholders or such subset of Stockholders, as applicable.

“Member of the Immediate Family” means, with respect to an individual, (a) each parent, spouse (but not including a former spouse or a spouse from whom such individual is legally separated) or child (including those adopted) of such individual and (b) each trustee, solely in his or her capacity as trustee and so long as such trustee is reasonably satisfactory to the Company, for a trust naming only one or more of the Persons listed in sub-clause (a) as beneficiaries.

“Necessary Action” means, with respect to a specified result, all actions necessary, to the fullest extent permitted by applicable law, to cause such result, including, without limitation, (i) voting or providing a written consent or proxy with respect to the Company Shares, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Other Stockholders” has the meaning set forth in the Preamble.

“Person” means any individual, partnership, limited liability company, corporation, trust, association, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Post-IPO TPG Shares” means the number of shares of Common Stock beneficially owned, in the aggregate, by TPG as of the date of closing of all of the transactions contemplated by the Underwriting Agreement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants or financial advisors or other Person associated with, or acting on behalf of, such Person.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Stockholders” has the meaning set forth in the Preamble.

“TPG” or “TPG Investors” has the meaning set forth in the Preamble.

“TPG Affiliated Person” means, each of TPG and all of its respective partners, principals, directors, officers, members, managers, managing directors, advisors, consultants and employees, TPG’s Affiliates, the TPG Directors, or any officer of the Company that is an Affiliate of TPG.

“TPG Confidential Information” has the meaning set forth in Section 4.4(a).

“TPG Directors” has the meaning set forth in Section 3.1(a).

“Unaffiliated Director” has the meaning set forth in Section 3.1(a).

“Underwriting Agreement” has the meaning set forth in the Recitals.

Section 1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement that as of the date such party executes this Agreement:

Section 2.1 Existence; Authority; Enforceability. Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. Such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action on the part of its board of directors (or equivalent) and shareholders (or other holders of equity interests), if required, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by such party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

Section 2.2 Absence of Conflicts. The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the constitutive documents of such party, (b) result in any violation, breach, conflict, default or an event of default (or an event which with notice, lapse of time, or both, would constitute a default or an event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected, or (c) violate any law applicable to such party.

Section 2.3 Consents. Other than as expressly required herein or any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

ARTICLE III

GOVERNANCE

Section 3.1 The Board.

(a) Composition of Initial Board. Prior to Closing, the Company and the Stockholders shall take all Necessary Action to cause the Board to be comprised of seven (7) directors, (i) four (4) of whom shall be designated by TPG (each, a “TPG Director”), (ii) one (1) of whom shall be the Chief Executive Officer and (iii) two (2) of whom shall be unaffiliated directors, each of whom shall meet the independence criteria set forth in Rule 10A-3 under the Exchange Act (each, an “Unaffiliated Director”). At Closing, the two (2) Unaffiliated Directors shall be Mr. Frederick A. Hessler and Mr. Curtis S. Lane. The foregoing directors shall be divided into three classes of directors, each of whose members shall serve for staggered three-year terms as follows:

(1) the class I directors shall include Sharad Mansukani, Jeffrey K. Rhodes and Todd B. Sisitsky;

(2) the class II directors shall include Thomas C. Geiser and Curtis S. Lane; and

(3) the class III directors shall include Andrew Hayek and Frederick A. Hessler.

The initial term of the class I directors shall expire at the Company’s 2014 annual meeting of stockholders at which directors are elected. The initial term of the class II directors shall expire at the Company’s 2015 annual meeting of stockholders at which directors are elected. The initial term of the class III directors shall expire at the Company’s 2016 annual meeting at which directors are elected.

For the avoidance of doubt, this Section 3.1(a) is applicable solely to the initial composition of the Board, except that (i) subject to the Company Charter, a director shall remain a member of the class of directors to which he or she was assigned in accordance with this Section 3.1(a) and (ii) the initial terms of each class of directors shall expire as set forth in this Section 3.1(a), subject to such director’s earlier death, resignation, disqualification or removal.

(b) Addition to Board Within One Year of Effectiveness. If on or before the first (1st) anniversary of the effectiveness of the Company’s registration statement on Form S-1 for the IPO (the “First Anniversary of the IPO”), the Company intends to appoint a third (3rd) Unaffiliated Director to the Board and at the time of such appointment TPG, in the aggregate, beneficially owns less than 50% of the Post-IPO TPG Shares, then on or prior to date of appointment, (i) to the extent TPG has not previously caused one (1) of the TPG Directors to tender his or her resignation from the Board as set forth in Section 3.1(c) during the period prior to the First Anniversary of the IPO, TPG shall take all Necessary Action to cause one (1) of the TPG Directors to tender his or her resignation from the Board, effective immediately, and (ii) the Board shall take all Necessary Action to fill the vacancy caused by the resignation of a TPG Director with the Unaffiliated Director or if the Board size was reduced upon such resignation to increase the size of the board by one (1) director and fill such newly-created directorship with an Unaffiliated Director, as applicable.

However, if on or before the First Anniversary of the IPO, the Company intends to appoint a third (3rd) Unaffiliated Director to the Board and at the time of such appointment TPG, in the aggregate, beneficially owns more than 50% of the Post-IPO TPG Shares, then on or prior to the date of appointment, the Board shall take all Necessary Action to cause the Board to be increased in size by two (2) directors to nine (9) directors and to fill such newly-created directorships with (i) one (1) additional Unaffiliated Director and (ii) one (1) additional TPG Director that shall be designated by TPG.

(c) TPG Representation. At each applicable annual or special meeting of stockholders at which directors are to be elected, there shall be included in the slate of nominees recommended by the Board for election as directors that number of individuals designated by

TPG (each, a “TPG Designee”) that, if elected, will result in TPG having the number of directors serving on the Board indicated in the column titled “Number of TPG Designees” in the applicable chart immediately below, so long as TPG, in the aggregate, beneficially owns, as of the date that is 120 days before the date of the annual or special meeting of stockholders, as applicable, the percentage Post-IPO TPG Shares, as calculated by the method set forth in Section 3.1(d) below, indicated in the column titled “Percentage of Post-IPO TPG Shares” in the applicable chart immediately below.

From and after the Closing, the step down chart immediately below shall be applicable:

Percentage of Post-IPO TPG Shares	Number of TPG Designees
50% or greater	4
Less than 50% but greater than or equal to 30%	3
Less than 30% but greater than or equal to 10%	2
Less than 10% but greater than or equal to 3%	1
Less than 3%	0

However, if, in accordance with Section 3.1(b), the size of the Board is increased to nine (9) directors at any time prior to the date on which TPG beneficially owns less than 50% of the Post-IPO TPG Shares, then the step down chart immediately below shall become applicable:

Percentage of Post-IPO TPG Shares	Number of TPG Designees
50% or greater	5
Less than 50% but greater than or equal to 30%	4
Less than 30% but greater than or equal to 20%	3
Less than 20% but greater than or equal to 10%	2
Less than 10% but greater than or equal to 3%	1
Less than 3%	0

In the event that the size of the Board is increased or decreased at any time (except as provided in Section 3.1(b)), TPG’s nomination rights under this Section 3(c) shall be proportionately increased or decreased, respectively, rounded up to the nearest whole number of directors.

(d) Calculation of Percentage of Post-IPO TPG Shares. For purposes of calculating the percentage in the column titled the “Percentage of Post-IPO TPG Shares” in the applicable chart set forth in Section 3.1(c) above, the “Percentage of Post-IPO TPG Shares” shall be calculated as a percentage in which (i) the numerator is the number of shares of Common Stock beneficially owned, in the aggregate, by TPG as of the date on which the calculation is made and (ii) the denominator shall be the number of Post-IPO TPG Shares.

The numerator and the denominator for the calculation of the “Percentage of Post-IPO TPG Shares” as described in paragraph immediately above in this Section 3.1(d) shall automatically be proportionately adjusted effective upon the consummation of any transaction or series of related transactions (including any stock dividend, distribution, pro-rata redemption or stock repurchase, recapitalization, stock split or comparable transaction but not including any transfer or sale of shares by TPG) that effects a change in the number of shares of Common Stock then-currently held by TPG or would have been held by TPG as of the Closing, as applicable; provided, that no such adjustment will restore or increase the number of TPG Designees to which TPG is entitled.

(e) CEO Representation. Subject to the last sentence of Section 3.1(f), if the term of the Chief Executive Officer as a director on the Board is to expire in conjunction with any annual or special meeting of stockholders at which directors are to be elected, the Chief Executive Officer shall be included in the slate of nominees recommended by the Board for election.

(f) Vacancies. Except as provided for in Section 3.1(c), and to the extent not inconsistent with Section 141(k) of the General Corporation Law of the State of Delaware and the Company’s Charter, (i) TPG shall have the exclusive right to remove its TPG Directors from the Board, and the Board and TPG shall take all Necessary Action to cause the removal of any TPG Directors at the request of TPG and (ii) TPG shall have the exclusive right to designate for election to the Board directors to fill vacancies created by reason of death, removal or resignation of its TPG Directors, and the Board and TPG shall take all Necessary Action to cause any such vacancies to be filled by replacement directors designated by TPG as promptly as reasonably practicable; provided, that, for the avoidance of doubt and notwithstanding anything to the contrary in this paragraph, TPG shall not have the right to designate a replacement director, and the Board and TPG shall not be required to take any action to cause any vacancy to be filled with any such TPG Designee, to the extent that election or appointment of such TPG Designee to the Board would result in a number of directors designated by TPG in excess of the number of directors that TPG is then entitled to designate for membership on the Board pursuant to Section 3.1(c). If the Chief Executive Officer resigns or is terminated for any reason, the Board and TPG shall take all Necessary Action to remove the Chief Executive Officer from the Board and fill such vacancy with the next Chief Executive Officer in office.

(g) Additional Unaffiliated Directors. For so long as TPG has the right to designate at least one (1) director for nomination under this Agreement, the Company will take all Necessary Action to ensure that the number of directors serving on the Board shall not exceed nine (9); provided, that the number of directors may be increased if necessary to satisfy the requirements of applicable laws and stock exchange regulations.

(h) Committees. Subject in each case to applicable laws and stock exchange regulations, (i) TPG shall have the right to have a representative appointed to serve on each committee of the Board for so long as TPG has the right to designate at least one (1) director for election to the Board and (ii) for so long as TPG beneficially owns, in the aggregate, 30% or more of the Post-IPO TPG Shares, TPG Directors shall, to the extent requested by TPG, constitute the majority of each committee. Subject in each case to applicable laws and stock exchange regulations, TPG shall have the right to have a representative appointed as an observer to any committee of the Board to which TPG (i) does not elect to have a representative appointed or (ii) is prohibited by applicable laws or stock exchange regulations from having a representative appointed, in each case for so long as TPG has the right to designate at least one (1) director for nomination under this Agreement.

(i) Reimbursement of Expenses. The Company shall reimburse each TPG Director and TPG Designee for all reasonable and documented out-of-pocket expenses incurred in connection with such director’s or designee’s participation in the meetings of the Board or any committee of the Board, including all reasonable and documented travel, lodging and meal expenses.

(j) Nomination. With respect to any TPG Designee, the Company shall take all Necessary Action to cause the Board and Nominating and Governance Committee to, if applicable, (i) include such TPG Designee in the slate of nominees recommended by the Board for the applicable class of directors for election by the stockholders of the Company or (ii) appoint such TPG Designee to fill a vacancy on the Board created by the departure of a TPG Director. The Company agrees to take all Necessary Action to include such TPG Designee in the applicable proxy statement for such stockholder meeting.

(k) Loss of Controlled Company Exemption. Within one (1) year (or any shorter period that may be required by applicable law or by the applicable rules and regulations of the Securities and Exchange Commission or the applicable stock exchange on which the Common Stock is listed) after the Company ceases to qualify as a “controlled company” as defined by the applicable stock exchange rules on which the Common Stock is then-currently listed, TPG shall take all Necessary Action to ensure that a sufficient number of the TPG Directors qualify as “independent directors” as defined by the applicable stock exchange rules to ensure that the Board complies with stock exchange independence requirements.

(l) D&O Insurance. The Company shall obtain customary director and officer indemnity insurance on commercially reasonable terms for each of its directors, and the TPG Directors shall also be provided the benefit of customary director indemnity agreements.

(m) Indemnification Priority. The Company hereby acknowledges that, in addition to the rights provided to each TPG Director or other indemnified person covered by any such indemnity insurance policy (any such Person, an “Indemnitee”) or any indemnification agreement that such Indemnitee may enter into with the Company from time to time (the “Indemnification Agreements”), the Indemnitees, may have certain rights to indemnification, advancement of expenses and/or insurance provided by TPG or one or more of its respective Affiliates (collectively, the “Fund Indemnitors”). Notwithstanding anything to the contrary in any of the Indemnification Agreements or this Agreement, the Company hereby agrees that, to the fullest extent permitted by law, with respect to its indemnification and advancement obligations to the Indemnitees under the Indemnification Agreements, this Agreement or otherwise, the Company (i) is the indemnitor of first resort (i.e., its and its insurers’ obligations to advance expenses and to indemnify the Indemnitees are primary and any obligation of the Fund Indemnitors or their insurers to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any of the Indemnitees is secondary and excess), (ii) shall be required to advance the full amount of expenses incurred by each Indemnitee and shall be liable for the full amount of all losses of each Indemnitee or on his, her or its behalf to the extent legally permitted and as required by this Agreement and the Indemnification Agreements, without regard to any rights such Indemnitees may have against the Fund Indemnitors or their insurers, and (iii) irrevocably waives and relinquishes, and releases the Fund Indemnitors and such insurers from, any and all claims against the Fund Indemnitors or such insurers for contribution, subrogation or any other recovery of any kind in respect thereof. In furtherance and not in limitation of the foregoing, the Company agrees that in the event that any Fund Indemnitor or its insurer should advance any expenses or make any payment to any Indemnitee for matters subject to advancement or indemnification by the Company pursuant to this Agreement or otherwise, the Company shall promptly reimburse such Fund Indemnitor or insurer and that such Fund Indemnitor or insurer shall be subrogated to all of the claims or rights of such Indemnitee under the Indemnification Agreements, this Agreement or otherwise, including to the payment of expenses in an action to collect. The Company agrees that any Fund Indemnitor or insurer thereof not a party hereto shall be an express third party beneficiary of this Section 3.1(m), able to enforce such clause according to its terms as if it were a party hereto. Nothing contained in the Indemnification Agreements is intended to limit the scope of this Section 3.1(m) or the other terms set forth in this Agreement or the rights of the Fund Indemnitors or their insurers hereunder.

Section 3.2 Voting Agreement. TPG agrees to cast all votes to which it is entitled in respect of its Company Shares, whether at any annual or special meeting, by written consent or otherwise, so as to cause to be elected to the Board those individuals designated in accordance with Section 3.1(a)-(g) and to otherwise effect the intent of this Article III.

Section 3.3 The Boards of Directors of Subsidiaries. The composition of the boards of directors and committees of all other subsidiaries of the Company shall be as determined by the Board.

ARTICLE IV

GENERAL PROVISIONS

Section 4.1 Company Charter and Company Bylaws.

The Company, the Board and TPG agree to take all Necessary Action to amend the Company Charter and Company Bylaws so as to avoid any conflict with the provisions hereof.

Section 4.2 Corporate Opportunities.

In recognition and anticipation that the TPG Affiliated Persons (i) currently or may in the future serve as directors, officers or agents of the Company or its direct or indirect subsidiaries, (ii) currently or may in the future have access to information about the Company and its direct or indirect subsidiaries that may, to the fullest extent permitted by applicable law, enhance each such TPG Affiliated Person’s knowledge and understanding of (A) the industries in which the Company and its direct and indirect subsidiaries operate (collectively, “Acquired Knowledge”), (B) the activities in which the Company and its direct or indirect subsidiaries now engage, may continue to engage or may in the future engage (which shall include, without limitation, other business activities that overlap with or compete with those in which the Company and its Affiliates and its direct or indirect subsidiaries may engage directly or indirectly) or (C) related lines of business in which the Company or its direct or indirect subsidiaries may engage directly or indirectly and (iii) currently or may in the future have an interest in the same or similar areas of corporate opportunity as the Company or its direct or indirect subsidiaries may have an interest directly or indirectly, the provisions of this Section 4.2 are set forth to regulate and define, to the fullest extent permitted by applicable law, the conduct of certain affairs of the Company and its direct or indirect subsidiaries with respect to certain classes or categories of business opportunities as they may involve a TPG Affiliated Person, and the powers, rights, duties and liabilities of the Company and its direct or indirect subsidiaries and their respective direct or indirect partners, members, and stockholders in connection therewith.

(a) Notwithstanding any provision of this Agreement to the contrary, to the fullest extent permitted by applicable law, if any TPG Affiliated Person acquires knowledge of a potential Corporate Opportunity or otherwise is then exploiting any Corporate Opportunity, the Company and its Affiliates and its direct or indirect subsidiaries shall have no interest or expectancy in such Corporate Opportunity, or in being offered an opportunity to participate in such Corporate Opportunity, and any interest or expectancy in any Corporate Opportunity or any expectation in being offered the opportunity to participate in any Corporate Opportunity is hereby renounced and waived so that, such TPG Affiliated Person, to the fullest extent permitted by applicable law, (i) shall have no duty (fiduciary, contractual or otherwise) to communicate or present such Corporate Opportunity to the Company or any of its Affiliates or any of its direct or indirect subsidiaries or any stockholder of the Company; (ii) shall have the right to hold or pursue, directly or indirectly, any such Corporate Opportunity for TPG’s own account and benefit or TPG may direct such Corporate Opportunity to another person; and (iii) shall not be liable to the Company, any of its Affiliates or any of its direct or indirect subsidiaries, their respective Affiliates or their respective direct or indirect partners, members, or stockholder, for breach of any duty (fiduciary, contractual or otherwise) as a stockholder, director or officer of the Company or otherwise by reason of the fact that it pursues or acquires such Corporate Opportunity, directs such Corporate Opportunity to another person or does not communicate information regarding such Corporate Opportunity to the Company or any of its Affiliates or any of its direct or indirect subsidiaries.

(b) The Company hereby expressly acknowledges and agrees that each of TPG, its Affiliates and affiliated investment funds and any TPG Affiliated Person, has the right to, and shall have no duty (contractual or otherwise) not to, (i) directly or indirectly engage in the same or similar business activities or lines of business as the Company or any of its direct or indirect subsidiaries engages or proposes to engage, on such Person’s own behalf, or in partnership with, or as an employee, officer, director, member or shareholder of any other Person, including those lines of business deemed to be competing with the Company or any of its direct or indirect subsidiaries; (ii) do business with any potential or actual customer or supplier of the Company or any of its Affiliates or its direct or indirect subsidiaries; and (iii) employ or otherwise engage any officer or employee of the Company or any of its Affiliates or direct or indirect subsidiaries. The Company hereby expressly acknowledges and agrees that neither the Company nor any of its Affiliates or any of its direct or indirect subsidiaries nor any stockholder of the Company shall have any rights in and to the business ventures of TPG, its Affiliates and affiliated investment funds, or the income or profits derived therefrom. To the fullest extent permitted by law, none of the TPG Affiliated Persons shall be liable to the Company, any of its Affiliates or its direct or indirect subsidiaries, their respective Affiliates or their respective direct or indirect partners, members, or stockholders, for breach of any duty (fiduciary, contractual or otherwise) as a stockholder, director or officer of the Company or otherwise by reason that such TPG Affiliated Person is engaging in any activities or lines of business or competing with the Company or its direct or indirect subsidiaries.

(c) The Company hereby acknowledges and agrees that, to the fullest extent permitted by applicable law, (i) in the event of any conflict of interest between the Company or any of its direct or indirect subsidiaries, on the one hand, and any TPG Affiliated Person, on the other hand, such TPG Affiliated Person (including each TPG Director, acting in its capacity as a director and/or any TPG Affiliated Person serving as an officer of the Company or any of its direct or indirect subsidiaries, acting in its capacity as an officer) may act in the best interest of TPG and its Affiliates and (ii) no TPG Affiliated Person (including any TPG Director acting in its capacity as a director, or any other TPG Affiliated Person serving as an officer of the Company or any of its direct or indirect subsidiaries acting in its capacity as an officer), shall be obligated to (A) reveal to the Company or any of its direct or indirect subsidiaries confidential information belonging to or relating to the business of TPG or its Affiliates or (B) recommend or take any action in its capacity as stockholder, director or officer of the Company, as the case may be, that prefers the interest of the Company or any of its Subsidiaries over the interest of TPG and its Affiliates, or such TPG Affiliated Person, as the case may be.

(d) The Company hereby acknowledges and agrees that, to the fullest extent permitted by applicable law, the TPG Affiliated Persons (including each TPG Director, acting in its capacity as a director and/or any TPG Affiliated Person serving as an officer of the Company or any of its direct or indirect subsidiaries, acting in its capacity as an officer) are not restricted from using Acquired Knowledge in making investment, voting, monitoring, governance or other decisions relating to other entities or securities.

Section 4.3 Assignment; Benefit.

(a) The rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto. Any attempted assignment of rights or obligations in violation of this Section 4.3 shall be null and void.

(b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns, and there shall be no third-party beneficiaries to this Agreement other than the Indemnitees, the Fund Indemnitors and any insurer of a Fund Indemnitor under Section 3.1(m), and the TPG Investors, their Representatives and the TPG Affiliated Persons under Section 4.2.

Section 4.4 Confidentiality.

(a) The Company, hereby agrees that it, and any direct or indirect partner, manager, member, stockholder, employee, director, officer or agent thereof, with the exception of the TPG Affiliated Persons (each, an “Affiliated Person”), shall keep confidential, and shall not disclose to any third Person or use for its own benefit, without prior approval of TPG, any non-public information with respect to TPG or any of its subsidiaries or Affiliates (including any Person in which TPG holds, or contemplates acquiring, an investment) (“TPG Confidential Information”) that is in the Company’s or such Affiliated Persons’ possession on the date hereof or disclosed after the date of this Agreement to the Company or such Affiliated Persons by or on behalf of TPG or its subsidiaries or Affiliates, provided, that the Company and the Affiliated Persons may disclose any such TPG Confidential Information (i) as has become generally available to the public, was or has come into the Company’s or the Affiliated Persons’ possession on a non-confidential basis, without a breach of any confidentiality obligations by the Person disclosing such TPG Confidential Information, or has been independently developed by such Person, without use of the TPG Confidential Information, (ii) to the Company’s Affiliates, directors, officers, representatives, agents and employees and professional advisers who need to know such TPG Confidential Information and agree to keep it confidential on terms consistent with this Section 4.4(a), (iii) to the extent necessary in order to comply with any law, order, regulation or ruling applicable to the Company or its Affiliates, or to a regulatory agency with applicable jurisdiction, and (iv) as may be required in response to any summons or subpoena or in connection with any litigation or arbitration, it being agreed that, unless such TPG Confidential Information has been generally available to the public, if such TPG Confidential Information is being requested pursuant to a summons or subpoena or a discovery request in connection with a litigation, then (x) the Company shall give TPG notice of such request and shall cooperate with TPG at TPG’s request so that TPG may, in its discretion, seek a protective order or other appropriate remedy, if available, and (y) in the event that such protective order is not obtained (or sought by TPG after notice), the Company (a) shall furnish only that portion of the TPG Confidential Information which, in the written opinion of counsel, is legally required to be furnished and (b) will exercise its reasonable efforts to obtain adequate assurances that confidential treatment will be accorded such TPG Confidential Information by its recipients.

(b) The Company grants permission to TPG to use the name and logo of the Company, in marketing materials used by TPG and its Affiliates. TPG and its Affiliates shall include a trademark attribution notice giving notice of the Company’s ownership of their trademarks in any marketing materials in which the Company’s name and logo appear.

(c) Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 4.4 shall survive termination of this Agreement with respect to matters arising before or after such termination, and shall remain in full force and effect until such time as such provisions are explicitly waived and revoked by TPG. Such waiver and revocation shall be made in writing to the Company and shall take effect at the time specified therein or, if no time is specified therein, at the time of receipt thereof by the Company.

Section 4.5 Termination. If not otherwise stipulated, this Agreement shall terminate automatically (without any action by any party hereto) as to each Stockholder as of the later of (i) when such Stockholder no longer owns any shares of Common Stock, or (ii) when such Stockholder no longer has the right to nominate any directors to the Board pursuant to Article III hereof.

Section 4.6 Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.7 Entire Agreement; Amendment.

(a) This Agreement sets forth the entire understanding and agreement between the parties with respect to the transactions contemplated herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto. This Agreement or any provision hereof may only be amended, modified or waived, in whole or in part, at any time by an instrument in writing signed by TPG and the Company (whose agreement to such amendment, modification or waiver shall not be unreasonably withheld); provided that to the extent that Other Stockholders become party hereto, the prior written consent of the holders of the Majority in Interest of the Company Shares then held by the Other Stockholders shall be required for any amendment, modification or waiver that would have a disproportionate and adverse effect in any material respect on the rights of Other Stockholders under this Agreement relative to the TPG Investors.

(b) No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 4.8 Counterparts. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement. Counterpart signature pages to this Agreement may be delivered by facsimile or electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

Section 4.9 Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery (and such notice shall be deemed to have been duly given, made or delivered (a) on the date received, if delivered by personal hand delivery, (b) on the date received, if delivered by facsimile transmission, by electronic mail or by registered first-class mail prior to 5:00 p.m. prevailing local time on a Business Day, or if delivered after 5:00 p.m. prevailing local time on a Business Day or on other than a Business Day, on the first Business Day thereafter and (c) two (2) Business Days after being sent by air courier guaranteeing overnight delivery), at the following addresses (or at such other address as shall be specified by like notice):

If to the Company to:

Surgical Care Affiliates, Inc.

3000 Riverchase Galleria, Suite 500

Birmingham, AL 35244

Attention:     General Counsel

Facsimile:    (205) 439-4929

E-mail:         rich.sharff@scasurgery.com

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention:   David Lopez

                   Helena Grannis

Facsimile:   (212) 225-3999

E-mail:       dlopez@cgsh.com

                   hgrannis@cgsh.com

If to TPG to:

TPG Global, LLC

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

Attention:     Ronald Cami

Facsimile:    (415) 743-1501

E-mail:         rcami@tpg.com

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention:    David Lopez

                    Helena Grannis

Facsimile:   (212) 225-3999

E-mail:        dlopez@cgsh.com

                    hgrannis@cgsh.com

Section 4.10 Governing Law. THE CORPORATE LAWS OF THE STATE OF DELAWARE WILL GOVERN ALL QUESTIONS CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND THE STOCKHOLDERS HEREUNDER TO THE EXTENT SUCH LAWS ARE APPLICABLE. ALL OTHER QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK.

Section 4.11 Jurisdiction. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFORE) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. ANY ACTIONS OR PROCEEDINGS TO ENFORCE A JUDGMENT ISSUED BY ONE OF THE FOREGOING COURTS MAY BE ENFORCED IN ANY JURISDICTION.

Section 4.12 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY STOCKHOLDER IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 4.12 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH IT IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.12 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 4.13 Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such party shall therefore be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

Section 4.14 Subsequent Acquisition of Shares. Any equity securities of the Company acquired subsequent to the date hereof by a Stockholder shall be subject to the terms and conditions of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

SURGICAL CARE AFFILIATES, INC.

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

TPG PARTNERS V, L.P.

By:	TPG GenPar V, L.P.,
its general partner
By:	TPG GenPar V Advisors, LLC,
its general partner

By:
Name:	Ronald Cami
Title:	Vice President

TPG FOF V-A, L.P.

By:	TPG GenPar V, L.P.,
its general partner
By:	TPG GenPar V Advisors, LLC,
its general partner

By:
Name:	Ronald Cami
Title:	Vice President

TPG FOF V-B, L.P.

By:	TPG GenPar V, L.P.,
its general partner
By:	TPG GenPar V Advisors, LLC,
its general partner

By:
Name:	Ronald Cami
Title:	Vice President

[Signature Page to Stockholders Agreement]